Exhibit 10.14
     FIFTH AMENDMENT dated as of December 14, 2007 (“Amendment”), to the FINANCING AGREEMENT, dated as of July 15, 2005 (as amended, modified or supplemented from time to time, the “Financing Agreement”), among HORSEHEAD CORPORATION (f/k/a Horsehead Corp. and Horsehead Acquisition Corp.), a Delaware corporation (the “Company”), HORSEHEAD INTERMEDIARY CORP., a Delaware corporation (“Horsehead Intermediary”), CHESTNUT RIDGE RAILROAD CORP., a Delaware corporation (together with the Company and Horsehead Intermediary, the “Credit Parties”), THE CIT GROUP/BUSINESS CREDIT, INC. (“CIT”), PNC BANK, NATIONAL ASSOCIATION (“PNC” and together with CIT, collectively, the “Lenders”), and CIT, as agent for the Lenders (the “Agent”). Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Financing Agreement.
     WHEREAS, the Credit Parties have requested that the Agent and Lenders amend the limitation on the aggregate amount of Capital Expenditures which the Company and its consolidated subsidiaries may make in any fiscal year, as currently set forth in the Financing Agreement, and the Agent and Lenders are willing to do so, on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     Section One. Amendment to Financing Agreement. Effective as of the Effective Date (as defined in Section Three hereof), Section 7.3 of the Financing Agreement is amended by deleting subsection (d) thereof in its entirety, and by substituting the following in lieu thereof:
     “(d) Capital Expenditures. To cause the Company and its consolidated subsidiaries not to contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year of the Company in the aggregate amount in excess of the amount corresponding to such fiscal year as set forth below, provided, however, that the Credit Parties shall only be required to cause the Company and its consolidated subsidiaries to comply with this financial covenant for any referenced fiscal year, commencing with the fiscal year ending on or about December 31, 2007, if the average of Net Availability for the calendar month of December of such referenced fiscal year is less than $30,000,000:

Maximum
Capital
Fiscal Year:	Expenditures:
2005	$9,400,000
2006	$15,000,000
2007	$50,000,000
2008	$120,000,000
2009	$70,000,000
2010	$25,000,000
     Section Two. Representations and Warranties. Each of the Credit Parties warrants and represents to the Agent and each Lender as follows:
          (a) the execution, delivery and performance of this Amendment by such Credit Party are within its corporate powers, have been duly authorized by all necessary corporate action, and such Credit Party has received all necessary consents and approvals (if any shall be required) for the execution and delivery of this Amendment;
          (b) upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity; and
          (c) no Default or Event of Default has occurred and is continuing.
     Each Credit Party confirms, reaffirms and restates to the Agent and each Lender, as of the Effective Date, each of the representations and warranties set forth in the Financing Agreement, except to the extent that such representations and warranties solely relate to a specific earlier date, in which case each Credit Party confirms, reaffirms and restates such representations and warranties as of such earlier date.
     Section Three. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent, including, where applicable, that the Agent shall have received the following documents and other items (all such documents and other items to be in form and substance satisfactory to the Agent):
          (a) This Amendment duly executed by authorized representatives of each of the Credit Parties and each of the Lenders; and
          (b) Evidence that the execution, delivery and performance of this Amendment by each of the Credit Parties have been duly authorized by all necessary action, and that no amendment or other modification to the articles or certificate of incorporation or bylaws of any Credit Party has been made since the date of the original delivery thereof to the Agent and that such documents (in the form delivered to the Agent) remain in full force and effect; and
The date upon which all of the conditions precedent set forth in this Section Three shall have been satisfied is referred to herein as the “Effective Date”.
     Section Four. General Provisions.
          (a) Except as herein expressly amended, the Financing Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.
          (b) All references to the Financing Agreement and each other Loan Document shall mean the Financing Agreement as amended hereby and as hereafter amended, supplemented and modified from time to time.
          (c) This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.
          (d) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.
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     IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

HORSEHEAD CORPORATION

By:	/s/ Robert D. Scherich

Name:	Robert D. Scherich
Title:	Vice President and Chief Financial Officer

HORSEHEAD INTERMEDIARY CORP.

By:	/s/ Robert D. Scherich

Name:	Robert D. Scherich
Title:	Vice President and Chief Financial Officer

CHESTNUT RIDGE RAILROAD CORP.

By:	/s/ Robert D. Scherich

Name:	Robert D. Scherich
Title:	Vice President and Chief Financial Officer

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender and as Agent

By:	/s/ Michael Aliberto

Name:	Michael Aliberto
Title:	Vice President

Commitment: $50,025,000

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Douglas Hoffman

Name:	Douglas Hoffman
Title:	Vice President

Commitment: $24,975,000
Signature Page to Fifth Amendment